Exhibit m.1

KOPP FUNDS, INC.

AMENDED AND RESTATED RULE 12b-1 DISTRIBUTION AND

SHAREHOLDER SERVICING PLAN

EFFECTIVE SEPTEMBER 30, 2004

The following Amended and Restated Distribution and Shareholder Servicing Plan (the “Plan”) has been adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”), by Kopp Funds, Inc. (the “Corporation”), a Minnesota corporation, on behalf of each series of shares of the Corporation (each a “Fund”).  The Plan has been approved by a majority of the Corporation’s Board of Directors, including a majority of the directors who are not interested persons of the Corporation and who have no direct or indirect financial interest in the operation of the Plan or in any Rule 12b-1 related agreement (as defined below) (the “Disinterested Directors”), cast in person at a meeting called for the purpose of voting on such plan.

In approving the Plan, the Board of Directors determined that the Plan would be prudent and in the best interests of each Fund and its shareholders.  Such approval by the Board of Directors included a determination, in the exercise of its reasonable business judgment and in light of its fiduciary duties, that there is a reasonable likelihood that the Plan will benefit each class of shares of each Fund and its shareholders.

The provisions of the Plan are as follows:

1.

PAYMENTS BY THE CORPORATION TO PROMOTE THE SALE OF THE FUNDS’ SHARES

(a)  The Corporation, on behalf of each Fund, will reimburse Centennial Lakes Capital, LLC (the “Distributor”), as principal distributor of each Fund’s Class A, Class C and Class I shares (each a “Class”), for expenses incurred in connection with (i) the promotion and distribution of each Class (the “distribution fee”) and (ii) the provision of personal services to the shareholders of each Class (the “shareholder servicing fee”).  With respect to the Class A and Class I shares of each Fund, neither the distribution fee nor the shareholder servicing fee payable to the Distributor shall exceed 0.25% of the average daily net assets of the Fund attributable to each Class; with respect to the Class C shares of each Fund, the distribution fee shall not exceed 0.75%, and the shareholder servicing fee shall not exceed 0.25%, of the average daily net assets of the Fund attributable to the Class.  The Distributor may pay all or a portion of these fees to any registered securities dealer, financial institution or any other person (the “Recipient”) who renders assistance in distributing or promoting the sale of a Class, or who provides certain shareholder services to shareholders of a Class, pursuant to a written agreement (the “Rule 12b-1 Related Agreement”), a form of which is attached hereto as Appendix A with respect to the Class A shares, Appendix B with respect to the Class I shares and Appendix C with respect to the Class C shares.  To the extent such fees are not paid to such persons, the Distributor may use the fees for its distribution expenses incurred in connection with the sale of a Class of shares or any of its shareholder servicing expenses.  Payment of these fees to the Distributor shall be made quarterly, within 30 days after the close of the quarter for which the fee is payable, upon the Distributor forwarding to the Corporation’s Board of Directors the written report required by Section 2 of this Plan; provided that the aggregate payments under the Plan to the Distributor and all Recipients shall not exceed 0.50% (on an annualized basis) with respect to the Class A and Class I shares of each Fund, or 1.00% (on an annualized basis) with respect to the Class C shares of each Fund, of the average daily net assets of the Fund attributable to each such Class of shares for that quarter; and provided further that no fees shall be paid in excess of the distribution and shareholder servicing expenses verified in a written report and submitted by the Distributor to the Corporation’s Board of Directors as required under Section 2 of this Plan.

(b)  From time to time, the Distributor may engage in activities which jointly promote the sale of one or more Classes of a Fund, the costs of which are not readily identifiable as related to any one Class.  The expenses attributable to such joint distribution activities shall be allocated by the Board of Directors among each Class of the Fund on the basis of its respective net assets, although the Board of Directors may allocate expenses in any other manner it deems fair and equitable.

(c)  If the Distributor is due more monies for its services rendered and commission fees borne than are immediately payable because of the expense limitation under this Section 1 of the Plan, the unpaid amount shall be carried forward from period to period while the Plan is in effect until such time as it is paid.  The Distributor shall not, however, be entitled to charge a Fund any interest, carrying or finance fees in connection with any such unpaid amounts carried forward.

(d)  No Rule 12b-1 Related Agreement shall be entered into with respect to any Class, and no payments shall be made pursuant to any Rule 12b-1 Related Agreement, unless such Rule 12b-1 Related Agreement is in writing and has first been delivered to and approved by a vote of a majority of the Corporation’s Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement.  The form of Rule 12b-1 Related Agreement relating to the Class A shares attached hereto as Appendix A, the form of Rule 12b-1 Related Agreement relating to the Class I shares attached hereto as Appendix B and the form of Rule 12b-1 Related Agreement relating to the Class C shares attached hereto as Appendix C have been approved by the Corporation’s Board of Directors as specified above.

(e)  Any Rule 12b-1 Related Agreement shall describe the services to be performed by the Recipient and shall specify the amount of, or the method for determining, the compensation to the Recipient.

(f)  No Rule 12b-1 Related Agreement may be entered into unless it provides (i) that it may be terminated with respect to a Class of a Fund at any time, without the payment of any penalty, by vote of a majority of the Class, or by vote of a majority of the Disinterested Directors, on not more than 60 days’ written notice to the other party to the Rule 12b-1 Related Agreement, and (ii) that it shall automatically terminate in the event of its assignment.

(g)  Any Rule 12b-1 Related Agreement shall continue in effect for a period of more than one year from the date of its execution only if such continuance is specifically approved at least annually by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such Rule 12b-1 Related Agreement.

2.

QUARTERLY REPORTS

The Distributor shall provide to the Board of Directors, and the Directors shall review, at least quarterly, a written report of all amounts expended pursuant to the Plan.  This report shall include the identity of the Recipient of each payment and the purpose for which the amounts were expended and such other information as the Board of Directors may reasonably request.

3.

EFFECTIVE DATE AND DURATION OF THE PLAN

The Plan shall become effective with respect to each Class of a Fund immediately upon approval by the vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on the approval of the Plan.  The Plan shall continue in effect for a period of one year from its effective date unless terminated pursuant to its terms.  Thereafter, the Plan shall continue with respect to each Class of a Fund from year to year, provided that such continuance is approved at least annually by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such continuance.  The Plan may be terminated with respect to a Class of a Fund at any time by a majority vote of such Class, or by vote of a majority of the Disinterested Directors.

4.

SELECTION OF DISINTERESTED DIRECTORS

During the period in which the Plan is effective, the selection and nomination of those Directors who are Disinterested Directors of the Corporation shall be committed to the discretion of the Disinterested Directors.

5.

AMENDMENTS

All material amendments of the Plan shall be in writing and shall be approved by a vote of a majority of the Board of Directors, and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such amendment.  In addition, the Plan may not be amended to increase materially the amount to be expended by a Fund hereunder without the approval by a majority vote of each Class affected thereby.

6.

RECORDKEEPING

The Corporation shall preserve copies of the Plan, any Rule 12b-1 Related Agreement and all reports made pursuant to Section 2 for a period of not less than six years from the date of this Plan, any such Rule 12b-1 Related Agreement or such reports, as the case may be, the first two years in an easily accessible place.

APPENDIX A

Rule 12b-1 Related Agreement - Class A

Centennial Lakes Capital, LLC

7701 France Avenue South, Suite 500

Edina, Minnesota  55435

____________, 2004

[Recipient’s Name and Address]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to an Amended and Restated Distribution and Shareholder Servicing Plan (the “Plan”) adopted by Kopp Funds, Inc. (the “Corporation”), on behalf of each series of the Corporation now existing or hereafter established that is distributed by Centennial Lakes Capital, LLC (each a “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”).  The Plan and this related agreement (the “Rule 12b-1 Related Agreement”) have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not “interested persons” of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the “Disinterested Directors”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund’s Class A shareholders.

1.

To the extent you provide distribution and marketing services in the promotion of a Fund’s Class A shares, including furnishing services and assistance to your customers who invest in and own Class A shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 0.50% of the average daily net assets of the Fund attributable to the Fund’s Class A shares (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Corporation or its agent, designate your firm as the customer’s dealer or service provider of record.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current Prospectus, and pay to you quarterly, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.  No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Corporation, its agent or us within seven (7) business days after the date of our confirmation of such purchase.  In addition, no such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer’s Class A shares will be less than $1.00.  Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, the USA PATRIOT Act of 2001 and any applicable rules of the NASD.

2.

You shall furnish us with such information as shall reasonably be requested by the Board of Directors, on behalf of a Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

3.

We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.

This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority vote of a Fund’s Class A shareholders, or (b) a majority of the Disinterested Directors, on sixty (60) days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Related Agreement will be terminated by any act which terminates the Distribution Agreement between the Corporation and us and shall terminate immediately in the event of its assignment.  This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.

The provisions of the Distribution Agreement between the Corporation and us are incorporated herein by reference.  This Rule 12b-1 Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Distribution Agreement, the Plan and this Rule 12b-1 Related Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.  This Rule 12b-1 Related Agreement shall be construed under the laws of the State of Minnesota.

CENTENNIAL LAKES CAPITAL, LLC

By: _______________________________

     Kathleen S. Tillotson, Vice President

Accepted:

____________________________

(Dealer or Service Provider Name)

____________________________

     (Street Address)

____________________________

       (City)            (State)            (ZIP)

____________________________

     (Telephone No.)

____________________________

    (Facsimile No.)

By: _____________________________

(Name and Title)

APPENDIX B

Rule 12b-1 Related Agreement - Class I

Centennial Lakes Capital, LLC

7701 France Avenue South, Suite 500

Edina, Minnesota  55435

____________, 2004

[Recipient’s Name and Address]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to an Amended and Restated Distribution and Shareholder Servicing Plan (the “Plan”) adopted by Kopp Funds, Inc. (the “Corporation”), on behalf of each series of the Corporation now existing or hereafter established that is distributed by Centennial Lakes Capital, LLC (each a “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”).  The Plan and this related agreement (the “Rule 12b-1 Related Agreement”) have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not “interested persons” of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the “Disinterested Directors”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund’s Class I shareholders.

1.

To the extent you provide distribution and marketing services in the promotion of a Fund’s Class I shares, including furnishing services and assistance to your customers who invest in and own Class I shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 0.50% of the average daily net assets of the Fund attributable to the Fund’s Class I shares (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Corporation or its agent, designate your firm as the customer’s dealer or service provider of record.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current Prospectus, and pay to you quarterly, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.  No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Corporation, its agent or us within seven (7) business days after the date of our confirmation of such purchase.  In addition, no such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer’s Class I shares will be less than $1.00.  Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, the USA PATRIOT Act of 2001 and any applicable rules of the NASD.

2.

You shall furnish us with such information as shall reasonably be requested by the Board of Directors, on behalf of a Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

3.

We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.

This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority vote of a Fund’s Class I shareholders, or (b) a majority of the Disinterested Directors, on sixty (60) days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Related Agreement will be terminated by any act which terminates the Distribution Agreement between the Corporation and us and shall terminate immediately in the event of its assignment.  This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.

The provisions of the Distribution Agreement between the Corporation and us are incorporated herein by reference.  This Rule 12b-1 Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Distribution Agreement, the Plan and this Rule 12b-1 Related Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.  This Rule 12b-1 Related Agreement shall be construed under the laws of the State of Minnesota.

CENTENNIAL LAKES CAPITAL, LLC

By: _______________________________

     Kathleen S. Tillotson, Vice President

Accepted:

____________________________

(Dealer or Service Provider Name)

____________________________

     (Street Address)

____________________________

       (City)            (State)            (ZIP)

____________________________

     (Telephone No.)

____________________________

    (Facsimile No.)

By: _____________________________

(Name and Title)

APPENDIX C

Rule 12b-1 Related Agreement - Class C

Centennial Lakes Capital, LLC

7701 France Avenue South, Suite 500

Edina, Minnesota  55435

_____________, 2004

[Recipient’s Name and Address]

Ladies and Gentlemen:

This letter will confirm our understanding and agreement with respect to payments to be made to you pursuant to an Amended and Restated Distribution and Shareholder Servicing Plan (the “Plan”) adopted by Kopp Funds, Inc. (the “Corporation”), on behalf of each series of the Corporation now existing or hereafter established that is distributed by Centennial Lakes Capital, LLC (each a “Fund”), pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “Act”).  The Plan and this related agreement (the “Rule 12b-1 Related Agreement”) have been approved by a majority of the Board of Directors of the Corporation, including a majority of the Board of Directors who are not “interested persons” of the Corporation, as defined in the Act, and who have no direct or indirect financial interest in the operation of the Plan or in this or any other Rule 12b-1 Related Agreement (the “Disinterested Directors”), cast in person at a meeting called for the purpose of voting thereon.  Such approval included a determination by the Board of Directors that, in the exercise of its reasonable business judgment and in light of its fiduciary duties, there is a reasonable likelihood that the Plan will benefit each Fund’s Class C shareholders.

1.

To the extent you provide distribution and marketing services in the promotion of a Fund’s Class C shares, including furnishing services and assistance to your customers who invest in and own Class C shares, including, but not limited to, answering routine inquiries regarding the Fund and assisting in changing account designations and addresses, we shall pay you a fee of up to 1.00% of the average daily net assets of the Fund attributable to the Fund’s Class C shares (computed on an annual basis) which are owned of record by your firm as nominee for your customers or which are owned by those customers of your firm whose records, as maintained by the Corporation or its agent, designate your firm as the customer’s dealer or service provider of record.  We reserve the right to increase, decrease or discontinue the fee at any time in our sole discretion upon written notice to you.

We shall make the determination of the net asset value, which determination shall be made in the manner specified in the Fund’s current Prospectus, and pay to you quarterly, on the basis of such determination, the fee specified above, to the extent permitted under the Plan.  No such quarterly fee will be paid to you with respect to shares purchased by you and redeemed or repurchased by the Corporation, its agent or us within seven (7) business days after the date of our confirmation of such purchase.  In addition, no such quarterly fee will be paid to you with respect to any of your customers if the amount of such fee based upon the value of such customer’s Class C shares will be less than $1.00.  Payment of such quarterly fee shall be made within 45 days after the close of each quarter for which such fee is payable.

You agree that all activities conducted under this Rule 12b-1 Related Agreement will be conducted in accordance with the Plan, as well as all applicable state and federal laws, including the Act, the Securities Exchange Act of 1934, the Securities Act of 1933, the USA PATRIOT Act of 2001 and any applicable rules of the NASD.

2.

You shall furnish us with such information as shall reasonably be requested by the Board of Directors, on behalf of a Fund, with respect to the fees paid to you pursuant to this Rule 12b-1 Related Agreement.

3.

We shall furnish to the Board of Directors, for its review, on a quarterly basis, a written report of the amounts expended under the Plan by us and the purposes for which such expenditures were made.

4.

This Rule 12b-1 Related Agreement may be terminated by the vote of (a) a majority vote of a Fund’s Class C shareholders, or (b) a majority of the Disinterested Directors, on sixty (60) days’ written notice, without payment of any penalty.  In addition, this Rule 12b-1 Related Agreement will be terminated by any act which terminates the Distribution Agreement between the Corporation and us and shall terminate immediately in the event of its assignment.  This Rule 12b-1 Related Agreement may be amended by us upon written notice to you, and you shall be deemed to have consented to such amendment upon effecting any purchases of shares for your own account or on behalf of any of your customer’s accounts following your receipt of such notice.

5.

The provisions of the Distribution Agreement between the Corporation and us are incorporated herein by reference.  This Rule 12b-1 Related Agreement shall become effective on the date accepted by you and shall continue in full force and effect so long as the continuance of the Distribution Agreement, the Plan and this Rule 12b-1 Related Agreement are approved at least annually by a vote of the Board of Directors of the Corporation and of the Disinterested Directors, cast in person at a meeting called for the purpose of voting thereon.  All communications to us should be sent to the above address.  Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.  This Rule 12b-1 Related Agreement shall be construed under the laws of the State of Minnesota.

CENTENNIAL LAKES CAPITAL, LLC

By: _______________________________

     Kathleen S. Tillotson, Vice President

Accepted:

____________________________

(Dealer or Service Provider Name)

____________________________

     (Street Address)

____________________________

       (City)            (State)            (ZIP)

____________________________

     (Telephone No.)

____________________________

    (Facsimile No.)

By: _____________________________

(Name and Title)